As filed with the Securities and Exchange Commission on April 23, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TELEDYNE TECHNOLOGIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	25-1843385
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1049 Camino Dos Rios

Thousand Oaks, California 91360

(805) 373-4545

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amended and Restated Teledyne Technologies Incorporated

2014 Incentive Award Plan

(Full title of the plan)

Melanie S. Cibik

Executive Vice President, General Counsel, Chief Compliance Officer and Secretary

Teledyne Technologies Incorporated

1049 Camino Dos Rios

Thousand Oaks, California 91360

(805) 373-4545

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Per B. Chilstrom, Esq. Sinead M. Kelly, Esq. Baker & McKenzie LLP 101 California Street, Suite 4100 San Francisco, California 94111 (415) 576-3000

Melanie S. Cibik

Executive Vice President, General Counsel, Chief Compliance Officer and Secretary

Teledyne Technologies Incorporated

1049 Camino Dos Rios

Thousand Oaks, California 91360

(805) 373-4545

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TELEDYNE TECHNOLOGIES INCORPORATED

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

On April 22, 2026 (the “Effective Date”), at the annual meeting of the stockholders of Teledyne Technologies Incorporated (the “Registrant”), the Registrant’s stockholders approved the adoption of an amendment and restatement of the Amended and Restated Teledyne Technologies Incorporated 2014 Incentive Award Plan (as amended and restated, the “Amended Plan”), which, among other things, amends and restates the existing Amended and Restated Teledyne Technologies Incorporated 2014 Incentive Award Plan (the “First Amended Plan”) and increases the number of authorized shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), that may become issuable under the Amended Plan by 4,000,000 shares. The number of shares available under the Amended Plan also includes shares of Common Stock available for future issuance under the First Amended Plan as of the Effective Date.

Pursuant to General Instruction E of Form S-8, the Registrant is filing this registration statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 4,000,000 additional shares of Common Stock available for issuance under the Amended Plan.

In accordance with General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registrant’s prior registration statements on Form  S-8 filed with the Commission on April 27, 2017 (File No.  333-217489) and April 23, 2014 (File No. 333-195454) except to the extent supplemented, amended, or superseded by the information set forth herein.

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 28, 2025 filed with the Commission on February 20, 2026;

(b)

the Registrant’s Current Reports on Form 8-K filed with the Commission on April  23, 2026, February  26, 2026, January  21, 2026, and January 2, 2026 (other than information “furnished” and not deemed to be “filed” in such Current Reports); and

(c)

the Definitive Proxy Statement filed with the Commission on March  12, 2026 (but only with respect to information required by Part III of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 28, 2025);

(d)

the description of the Registrant’s Common Stock contained in Exhibit 4.1 to the Annual Report on Form 10-K for the fiscal year ended December 28, 2025 filed with the Commission on February 20, 2026, including any subsequent amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, except that information furnished to the Commission under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this Registration Statement.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following is a complete list of exhibits filed as part of this Registration Statement:

Exhibit			Incorporated by Reference			Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Amended and Restated Certificate of Incorporation of Registrant.	8-K	001-15295	3.1	4/23/2026

4.2	Sixth Amended and Restated Bylaws of the Registrant.	8-K	001-15295	3.2	4/23/2026

5.1	Opinion of Baker & McKenzie LLP					X

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.					X

23.2	Consent of Baker & McKenzie LLP (included as part of the opinion filed as Exhibit 5.1)					X

24.1	Power of Attorney					X

99.1	Amended and Restated Teledyne Technologies Incorporated 2014 Incentive Award Plan	8-K	001-15295	10.1	4/23/2026

107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thousand Oaks, State of California, on this 23 day of April, 2026.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ George C. Bobb III
Name:	George C. Bobb III
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

/s/ George C. Bobb III George C. Bobb III	President and Chief Executive Officer and Director (Principal Executive Officer)	April 23, 2026

/s/ Stephen F. Blackwood Stephen F. Blackwood	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 23, 2026

/s/ Cynthia Y. Belak Cynthia Y. Belak	Senior Vice President and Controller (Principal Accounting Officer)	April 23, 2026

/s/ Robert Mehrabian Robert Mehrabian	Executive Chairman and Director	April 23, 2026

* Laura A. Black	Director	April 23, 2026

* Michelle A. Kumbier	Director	April 23, 2026

* Simon M. Lorne	Director	April 23, 2026

* Robert A. Malone	Director	April 23, 2026

* Vincent J. Morales	Director	April 23, 2026

* Jane C. Sherburne	Director	April 23, 2026

* Michael T. Smith	Director	April 23, 2026

* Wesley W. von Schack	Director	April 23, 2026

*By:	/s/ Melanie S. Cibik Melanie S. Cibik Pursuant to Power of Attorney filed as Exhibit 24.1